CERTIFICATE OF MERGER

                                       OF

                             FUN CITY POPCORN, INC.
                             (a Nevada corporation)

                                       AND

                            LEV PHARMACEUTICALS, INC.
                            (a Delaware corporation)

                    ****************************************
                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware
                    ****************************************


         Fun City Popcorn, Inc., a corporation organized and existing under the laws of Nevada, does hereby certify:

         FIRST: That the corporation was incorporated on the 18th day of September, 1985, pursuant to the Nevada Revised Statutes, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

         SECOND: That an Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the General Corporation Law of the State of Delaware and that this corporation owns all of the outstanding shares of the stock of Lev Pharmaceuticals, Inc., a corporation incorporated on the 14th day of January, 2005 pursuant to the Delaware General Corporation Law.

         THIRD: That the name of the corporation surviving the merger is Lev Pharmaceuticals, Inc. (the "Corporation").

         FOURTH: That the Certificate of Incorporation of Lev Pharmaceuticals, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: The executed Merger Agreement is on file at the offices of the Corporation, at 122 East 42nd Street, Suite 2606, New York, New York 10168. A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

         SIXTH: The effective time and date of the merger herein provided for in the State of Delaware shall be at 4:30 p.m. on February 17, 2005.

         IN WITNESS WHEREOF, Lev Pharmaceuticals, Inc. has caused this Certificate of Merger to be executed in its corporate name this 7th day of February, 2005.


                                              LEV PHARMACEUTICALS, INC.



                                              By: /s/ Joshua D. Schein
                                                  ---------------------------
                                                      Joshua D. Schein
                                                      Chief Executive Officer